Exhibit 10.23
THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, (B) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (C) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.
VOYAGER TECHNOLOGIES, INC.
WARRANT TO PURCHASE COMMON STOCK
Date of Issuance: May 27, 2025
THIS CERTIFIES THAT, for value received, World Equity Group, Inc. (the “Holder”) is entitled, subject to the terms and conditions of this Warrant to Purchase Common Stock (this “Warrant”), to subscribe for and purchase from VOYAGER TECHNOLOGIES, INC., a Delaware corporation (the “Company”), the Exercise Shares at the Exercise Price (each subject to adjustment as provided herein) at any time during the Exercise Period.
1.    DEFINITIONS. As used herein, the following terms shall have the following respective meanings:
(a)    “Affiliate” of any specified person shall mean any other person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such specified person, whether through the ownership of voting securities, by contract or otherwise, and the term “controlled” has a meaning correlative to the foregoing.
(b)    “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or required by law to close.
(c)    “Change of Control Event” shall mean (i) the Company consummates a merger, share exchange or consolidation with another entity and as a result of such transaction less than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the former holders of the shares of the Company, (ii) the Company sells at least 50% or more of its assets by value in a single transaction or in a series of transactions to a third party which is not a wholly owned subsidiary of the Company, or (iii) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (as in effect on the Date of Issuance), other than a holder of the shares of the Company as of the Date of Issuance, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).
(d)    “Constituent Documents” shall mean with respect to any person, such person’s articles or certificate of incorporation, association or formation, deed of incorporation, bylaws, limited liability company agreement, partnership agreement or other constitutive documents, as applicable (and, in each case, such similar instruments or documents as applicable under a relevant jurisdiction).
(e)    “Date of Issuance” shall mean the date this Warrant is issued as first set forth above.
(f)    “Exercise Period” shall mean the period commencing on the Date of Issuance and ending on the fifth (5th) anniversary thereof, unless sooner terminated as provided below.
(g)    “Exercise Price” shall mean the exercise price per share of the Warrant Stock, initially set at $43.82, subject to adjustment as provided in Section 6.
(h)    “Exercise Shares” shall mean up to an aggregate total of 86,889 shares of Warrant Stock subject to adjustment pursuant to Section 6.
(i)    “Fair Market Value” of one Exercise Share shall mean the price per share as determined by the Company’s Board of Directors in good faith; provided, however, that (i) if the Warrant Stock is traded on a securities exchange, the fair market value per share shall be deemed to be the average of the closing or last reported sale prices of such share of Warrant Stock on such exchange or market, over the ten (10) consecutive trading days immediately preceding the date of determination of fair market value or (ii) if otherwise traded in an over-the-counter market, the fair market value per share shall be deemed to be the average of the closing ask prices of such share of Warrant Stock as quoted in the Over-The-Counter Markets Group reports or other reporting system over the ten (10) consecutive trading days immediately preceding the date of determination of fair market value.
(j)    “shares” shall mean shares in a corporation or units representing limited liability company interest or limited partnership interests, as applicable.
(k)     “Warrant” shall mean this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.
(l)    “Warrant Stock” shall mean the Company’s Common Stock, $0.0001 par value per share.

2.    EXERCISE OF WARRANT.
2.1    Exercise of Warrant. Subject to the terms and conditions of this Warrant, the rights for the Exercise Shares represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page of this Warrant (or at such other address as it may designate by notice in writing to the Holder);
(a)    An executed Notice of Exercise in the form attached as Exhibit A hereto (“Notice of Exercise”);
(b)    Payment of the Exercise Price in cash or by check; and
(c)    This Warrant.
Upon the exercise of the rights represented by this Warrant, a certificate or certificates (or uncertificated issuances reflected in book-entry form only in the equity ledger maintained by the Company’s transfer agent) for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder as promptly as practicable (in any event within five (5) Business Days) after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.
2.2    Net Exercise. Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising the Exercise Shares under this Warrant by payment of cash, at any time during the Exercise Period the Holder may elect to receive by “cashless exercise” a number of shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:
X = Y (A-B)
A
Where X =    the number of Exercise Shares to be issued to the Holder
Y =    the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)
A =    the Fair Market Value of one Exercise Share (at the date of such calculation)

B =    Exercise Price (as adjusted to the date of such calculation)
2.3    Conditional Exercise. At its election, the Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction described herein. Without limiting the generality of the foregoing, in the event of, at any time during the Exercise Period, an initial public offering of securities of the Company registered under the Act, or a Change of Control Event, the Company shall provide to the Holder twenty (20) days’ advance written notice of such public offering or Change of Control Event and, at its election, the Holder shall have the option to exercise this Warrant conditioned upon (and effective immediately prior to) consummation of such public offering or Change of Control Event (without regard to satisfaction of any conditions to exercise contained herein); provided, that any failure to provide such notice shall not affect the validity of any such transaction.
3.    REPRESENTATIONS AND COVENANTS OF THE COMPANY.
3.1    Representations. In connection with the issuance of this Warrant, the Company hereby represents and warrants to the Holder that:
(a)    Organization and Existence.  The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with all requisite power and authority to carry on its business as conducted.  The Company is duly qualified to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business.
(b)    Authorization.  All corporate or other requisite action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Warrant, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Exercise Shares has been taken, and this Warrant constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(c)    Valid Issuance of Warrant and Warrant Stock.  The Warrant and the Exercise Shares, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Warrant, the Constituent Documents, and under applicable state and federal securities laws. The Company has authorized and reserved, free from preemptive rights, sufficient shares of Warrant Stock to allow for the exercise of this Warrant.
(d)    No Preemptive Right. The issuance of this Warrant or the shares under the Warrant is not subject to any preemptive rights of any person that have not previously been waived.

(e)    Compliance with Law.  The authorization, execution and delivery of the Warrant will not constitute or result in any default or breach of any term or provision of any law, rule or regulation applicable to the Company; the Company’s current Constituent Documents; or any material agreement or instrument by which it is bound or to which its properties or assets are subject.
4.    REPRESENTATIONS AND COVENANTS OF HOLDER.
4.1    Representations and Warranties. The Holder represents and warrants that:
(a)    Accredited Investor Status. The Holder is an “accredited investor” as defined in Rule 501(a) or Regulation D, as presently in effect, as promulgated under the Act, and is experienced in evaluating and investing in companies such as the Company, is able to fend for itself with respect to acquiring the Warrant and/or Exercise Shares, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Holder’s investment and to make an informed investment decision, and has the ability to bear the economic risks of such Holder’s investment. The Holder acknowledges that an investment in the Company is highly speculative and involves significant risks and there is and may be no market for the Warrants. Such Holder has had access, during the period prior to the receipt of any Warrants, to sufficient information concerning the Company and that such Holder has had, during such period and prior to receipt of any Warrants, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Warrants, the underlying shares of Common Stock, and the business, affairs and prospects of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Holder or to which it had access.
(b)    Investment Intent. It is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or the Exercise Shares or any part thereof and that such Holder has no present intention of assigning, pledging, hypothecating, selling, making subject to a security interest, or otherwise transferring, the same. The Holder also represents that the entire legal and beneficial interests of the Warrant the Holder is acquiring is being acquired for, and will be held for, its account only. Such Holder does not have any contract, undertaking, agreement or arrangement with any person to assign, pledge, hypothecate, sell, make subject to a security interest, or otherwise transfer, to any such person, the Warrant or any securities to be acquired upon exercise of such Warrant.
(c)    Securities are Not Registered.
(i)    The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that no distribution or public offering of the stock of the Company is to be effected and the Company’s reliance on such exemption is predicated on the representations and warranties of the such Holder set forth herein. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities in violation of securities laws. The Holder has no such present intention. The Holder understands that the Warrants and the Exercise Shares may not be assigned, pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred, unless pursuant to registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrants or the Exercise Shares or an available exemption from registration under the Securities Act, the Warrants and/or the Exercise Shares must be held indefinitely.
(ii)    The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. The Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.
4.2    Disposition of Warrant and Exercise Shares.
(a)    The Holder shall not make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:
(i)    There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement and the restrictions set forth in Section 4.3 have been concluded or waived and;
(ii)    Such disposition is to an Affiliate;
(iii)    Such disposition will be made in accordance with Rule 144 under the Act; or
(iv)    Such disposition will not otherwise require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws, and the Holder has provided the Company with an opinion of counsel for the Holder, reasonably satisfactory to the Company, to that effect.
(b)    The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear a legend in substantially the following form (in addition to any legend prescribed by the Constituent Documents and that the Company or its transfer agent may implement stop transfer procedures consistent with such legend):
THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT

OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, (B) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (C) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.
4.3    “Market Stand-Off” Agreement. Holder agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the Company’s first underwritten public offering of its Common Stock under the Act (the “IPO”), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 4.3 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period, or the transfer of any shares to any trust for the direct or indirect benefit of the Investor or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holder only if all officers and directors are subject to substantially similar restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 4.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 4.3 or that are necessary to give further effect thereto.
5.    NO FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of one Exercise Share by such fraction.
6.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES.
The number and kind of Exercise Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
6.1    Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 5 above, the number of outstanding shares of Warrant Stock is increased by a stock dividend payable in shares of Warrant Stock, or by a split-up of shares of Warrant Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Exercise Shares shall be increased in proportion to such increase in outstanding shares of Warrant Stock.
6.2    Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 5 above, the number of outstanding shares of Warrant Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Warrant Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Exercise Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.
6.3    Adjustments in Exercise Price. Whenever the number of shares of Warrant Stock is adjusted, as provided in Section 6.1 and 6.2 above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Warrant Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Warrant Stock so purchasable immediately thereafter
6.4    Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (each a “Reorganization Event”; provided, that, none of the foregoing resulting from an event provided for in Section 6.1 or 6.2 above shall constitute a Reorganization Event), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to receive, without the payment by the Holder of any additional consideration, the kind and amount of shares of stock and other securities or property (including cash) receivable in connection with such reclassification, reorganization or change, which the Holder would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, the Holder had completed such exercise of this Warrant, all subject to further adjustment as provided in this Warrant. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Exercise Share payable hereunder, provided the aggregate Exercise Price shall remain the same. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Reorganization Event, if the holders of Warrant Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Reorganization Event, then (i) the Holder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Holder will receive upon exercise of this Warrant or (ii) in the event the Holder does not make such election within ten (10) days upon notice, the consideration that the Holder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Warrant that affirmatively make an election (or of all such holders if none make an election).
7.    RESERVATION OF SHARES; NO IMPAIRMENT.
7.1    The Company further covenants and agrees that the Company will, at all times during the Exercise Period, take such corporate or other requisite action as required in order to have authorized and reserved, free from preemptive rights, a sufficient number of shares of Warrant Stock to satisfy the exercise of this Warrant from time to time as these Warrants are presented for exercise in accordance with the terms hereof. If, at any time during the Exercise Period, the number of authorized but unissued shares of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will promptly take such corporate or other requisite action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Company’s equity securities to such number of shares as shall be sufficient for such purposes. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of this Warrant in accordance with the terms hereof will be duly authorized, validly issued, fully paid, non-assessable, free from all taxes, liens and charges with respect to the issuance thereof and free and clear of preemptive rights.
7.2     Certificates for Exercise Shares issued upon exercise of these Warrants will be issued in such name(s) as the Holder may designate and will be delivered to such named person(s) within a reasonable time, not to exceed five (5) Business Days after any date on which the Holder exercises the right to purchase the Exercise Shares.

7.3    The Company will not, by amendment of its Constituent Documents or any other voluntary action, willfully avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such material terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment.
8.    NO RIGHTS OF HOLDERS OF SHARES; TRANSFER BOOKS.
8.1    Prior to exercise of this Warrant, except as otherwise provided in this Warrant, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a holder of the shares of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a holder of the shares of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
8.2    The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which this Warrant was surrendered and exercise procedures completed, including payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.
9.    LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.
10.    ENTIRE AGREEMENT; AMENDMENT. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Warrant may be amended or waived only with the written consent of the Company and the Holder.
11.    NOTICES, ETC.
11.1    Notices Generally. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage pre-paid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page (or at such other address as it may designate by notice in writing to the Holder) and to the Holder at its address of record in the Company’s books and records, or at such other address as the Company or the Holder may designate by ten (10) days’ advance written notice to the other party hereto.
11.2    Notices of Adjustment, Change of Control Event and offer. In the event the Company shall propose to take any action of the type described in Section 6 (for the avoidance of doubt, including any Change of Control Event) (but only if the action of the type described in Section 6 would (whether or not at the Holder’s election) result in an adjustment in the Exercise Price or the number of shares of Warrant Stock or a change in the type of securities or property to be delivered upon exercise of such Warrants), the Company shall give notice to the Holder in accordance with Section 11.1, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place; provided, that any failure to provide such notice shall not affect the validity of such action. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of the Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least five (5) Business Days prior to the date so fixed, and in the case of all other action, such notice shall be given at least ten (10) Business Days prior to the taking of such proposed action. If at any time the Company shall cancel any of such proposed action for which notice has been given prior to the consummation thereof, the Company shall give the Holder prompt notice of such cancellation.
11.3    Other Required Notices. To the extent the Company has an obligation to provide any notice to the holders of Warrant Stock pursuant to its Constituent Documents, the Company shall provide such notice (along with material delivered in connection therewith) to the Holder as soon as practicable.
12.    ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
13.    PIGGYBACK RIGHTS; LISTING.
13.1    Following and up through the third anniversary of the consummation of a firm-commitment underwritten public offering of the Company’s Common Stock listed on a national securities exchange, whether primary or secondary, registered with the Securities and Exchange Commission, in the event the Company decides to subsequently register any Company securities in connection with which notice and an opportunity to register shares is given to any other holder of such Company securities, the Company shall also deliver prompt written notice of the Company’s intent to register such Company securities to the Holder, and the Holder shall have the opportunity to register (or cause to be registered) the number of Exercise Shares as the Holder may request, in accordance with the procedures applicable to the other holders of such Company securities who are eligible to register such Company securities; provided, however, any such registration right given to the Holder shall be on terms and subject to conditions that are consistent and pari passu with those granted to such other holder of Company securities. The Holder shall be permitted to withdraw all or part of the Exercise Shares at any time at least two (2) Business Days prior to the effective date of such registration.
13.2    If at any time the Company’s Warrant Stock shall be listed on any national securities exchange, the Company will use its commercially reasonable efforts to list, and keep listed, so long as the Warrant Stock shall be so listed on such exchange, any Exercise Shares issuable upon exercise.
13.3    If the Warrant Shares are not registered for resale under the Act, but are eligible for resale under Rule 144 promulgated under the Act (or any successor rule), and the Holder provides the Company with any documentation or representations reasonably requested by the Company or its counsel to confirm such eligibility (which may include an opinion of counsel, a customary representation letter, and a broker's representation letter), then the Company shall, upon request of the Holder, promptly (and in any event within two (2) business days) take all steps necessary to cause any restrictive legends or transfer restrictions to be removed from the Exercise Shares, including with respect to any shares held in book-entry form through the facilities of The Depository Trust Company (DTC) or another electronic share settlement system. The Company shall cause its legal counsel to issue any necessary legal opinions required in connection with such removal and shall instruct its transfer agent to process the legend removal without any additional action by the Holder other than the required documentation. The Company shall bear all costs and expenses associated with such removal, including the reasonable fees of its counsel and any fees charged by the transfer agent.
14.    DISSOLUTION, LIQUIDATION OR WINDING UP. If, during the Exercise Period, the Company (or any other person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Company, the Company shall give written notice thereof to the Holder at least ten (10) days’ advance written notice; provided that any failure to give such notice shall not affect the validity of such action. If the Holder has not elected to exercise this Warrant pursuant to Section 2, the Holder shall receive the securities, cash or other property which the Holder would have been entitled to receive had the Holder been the holder of record of the Exercise Shares into which the Warrant were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Exercise Price) and the rights to exercise the Warrant shall terminate on the date specified in such notice as the date on which the holders of record of the shares of the Warrant Stock shall be entitled to exchange their shares of the Warrant Stock for securities, cash or other property deliverable upon such dissolution, liquidation or winding up, as the case may be.
15.    SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors, transferees and assigns. Notwithstanding any other provision of this Warrant, the Holder may freely transfer all of this Warrant or the shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the shares, if any) at any time to an Affiliate by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferees(s) (and the Holder, if applicable); provided, however, that any such transfer to any such Affiliate of the Holder shall be subject to compliance with applicable federal and state securities laws and Holder shall provide the Company with such documentation as the Company may reasonably request in order to establish such compliance. In the event this Warrant is transferred in accordance with its terms with respect to some or all the Exercise Shares, the Company shall promptly (and in any event within five (5) business days) issue to the transferee a new warrant exercisable for the applicable number of Exercise Shares and, if the Warrant is transferred with respect to less than all the Exercise Shares, issue to the Holder a new warrant exercisable for the remaining number of Exercise Shares.
16.    SEVERABILITY. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
17.    TERMINATION BY THE HOLDER. This Warrant may be terminated anytime by the Holder at its election effective immediately upon written notice to the Company.
18.    CONFIDENTIALITY. Each party (and their respective partners, members, attorneys, agents, employees, underwriters and consultants) will each treat information disclosed to such party by the other party as confidential and shall disclose the foregoing only to their respective partners, members, attorneys, agents, employees, underwriters and consultants or otherwise as reasonably required in connection herewith and the transactions hereby (the “Confidential Information”) (and shall direct such recipients to keep such information confidential), giving it the same care as its own confidential information, and shall make no use of any such Confidential Information not independently known to such party, except that such party may disclose such Confidential Information as required by applicable law. It is understood and agreed that nothing in this Warrant prevents the Holder from making available to its bank regulators any Confidential Information that may be in its possession in the course of the regular bank supervision and examination process and subject to the confidentiality protections afforded thereto under applicable law.
19.    GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware without giving effect to conflicts of laws principles.
[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.
                        VOYAGER TECHNOLOGIES, INC.

By: /s/ Dylan Taylor
Name: Dylan Taylor
Title: Chief Executive Officer

Address: 1225 17th Street, Suite 1100
Denver, CO 80202

Acknowledged and Agreed by the Holder:

WORLD EQUITY GROUP, INC.

By: /s/ William Webb
Name: William Webb
Title: Chief Compliance Officer
[Signature Page to Warrant to Purchase Common Stock]

EXHIBIT A
NOTICE OF EXERCISE
TO: VOYAGER TECHNOLOGIES, INC.
The undersigned (the “Holder”) hereby represents and warrants to Voyager Technologies, Inc., a Delaware corporation (the “Company”), with respect to outstanding warrants (the “Warrants”) to purchase common stock of the Company (the “Exercise Shares”):
1.    The Exercise Shares are being authorized for issuance to such Holder upon exercise in reliance upon the representations and warranties of such Holder to the Company.
2.     The Holder is an “accredited investor” as defined in Rule 501(a) or Regulation D, as presently in effect, as promulgated under the Act, and is experienced in evaluating and investing in companies such as the Company, is able to fend for itself with respect to acquiring the Exercise Shares, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Holder’s investment and to make an informed investment decision, and has the ability to bear the economic risks of such Holder’s investment. The Holder acknowledges that an investment in the Company may be speculative and involve significant risks and there may be no market for the Exercise Shares. Such Holder has had access, during the period prior to the receipt of any Exercise Shares, to sufficient information concerning the Company and that such Holder has had, during such period and prior to receipt of any Exercise Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Exercise Shares, and the business, affairs and prospects of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Holder or to which it had access.
3.    It is acquiring the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said the Exercise Shares or any part thereof and that such Holder has no present intention of assigning, pledging, hypothecating, selling, making subject to a security interest, or otherwise transferring, the same. The Holder also represents that the entire legal and beneficial interests of the Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only. Such Holder does not have any contract, undertaking, agreement or arrangement with any person to assign, pledge, hypothecate, sell, make subject to a security interest, or otherwise transfer, to any such person, the Exercise Shares.
4.    The Holder understands that the Exercise Shares are not required to be registered under the Securities Act of 1933, as amended (the “Act”), on the basis that no distribution or public offering of the stock of the Company is to be effected and the Company’s reliance on such exemption is predicated on the representations and warranties of the such Holder set forth herein. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities in violation of securities laws. The Holder has no such present intention.
5.    The Holder is aware that the Exercise Shares may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.
ACCORDINGLY, the undersigned hereby executes this Notice of Exercise as day and year indicated below and makes the following election with respect to such exercise:
(1)        The undersigned hereby elects to purchase ________ shares of Warrant Stock (the “Exercise Shares”) of VOYAGER TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
    The undersigned hereby elects to purchase ________ shares of Warrant Stock (the “Exercise Shares”) of VOYAGER TECHNOLOGIES, INC. pursuant to the terms of the cashless net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.
(2)    Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned.

(Date)	(Signature)

(Print name)